TALK VISUAL CORPORATION

COMPUTATION OF WEIGHTED AVERAGE COMMON STOCK SHARES OUTSTANDING

                                                                                                    Three Months        Six Months
                                                                              Total Number             Ended              Ended
                                                                               of Shares           June 30, 1999      June 30, 1999
                                                                               ---------           -------------      -------------
Outstanding shares as of January 1, 2000                                        32,060,977           32,060,977         32,060,977

Issuance of shares to former employee 01/14/00                                      10,000               10,000              9,282

Private placements on 01/31/00                                                   1,979,284            1,979,284          1,651,226

Exercise of options on 01/31/00                                                    150,000              150,000            125,138

Preferred stock exchange on 02/24/00                                             1,150,000            1,150,000            806,906

Exercise of options on 02/28/00                                                     50,000               50,000             33,978

Preferred stock exchange on 03/03/00                                             2,000,000            2,000,000          1,314,917

Exercise of options on 03/14/00                                                    450,000              450,000            268,508

Exercise of options on 03/16/00                                                    450,000              450,000            263,536

Debt exchange on 03/23/00                                                          100,000              100,000             54,696

Issue of common shares for services on 03/27/00                                     45,000               45,000             23,619

Private placements on 03/27/00                                                   2,262,038            2,262,038          1,187,258

Preferred stock exchange on 04/18/00                                             2,170,590            1,741,243          1,741,243

Preferred stock exchange on 05/01/00                                             1,000,000              659,341            659,341

Preferred stock exchange on 05/30/00                                             1,348,202              459,278            459,278

Preferred stock exchange on 06/14/00                                             1,000,000              175,824            175,824

Issue of common shares for services on 06/29/00                                    157,250                1,728              1,728

Exercise of options on 06/29/00                                                    841,935                9,252              9,252

Private placements on 06/29/00                                                   3,412,968               37,505             37,505
                                                                                ----------          -----------        -----------

Total Weighted Average Shares Outstanding                                       50,638,244           43,791,469         40,884,211
                                                                                ==========          ===========        ===========

Net Loss before extraordinary item                                                                  $(1,296,472)       $(2,199,234)
Extraordinary item                                                                                            -            122,347
                                                                                                    -----------        -----------
Net Loss after extraordinary item                                                                   $(1,296,472)       $(2,076,887)
                                                                                                    ===========        ===========

Net loss per common share before extraordinary item                                                 $     (0.02)       $     (0.05)
Extraordinary item                                                                                            -               0.00
Net Loss per common share (1)                                                                       $     (0.02)       $     (0.05)
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(1) The effect of common stock options and warrants are excluded from diluted earnings per share as their inclusion would be anti-dilutive for the three month and six month periods ending June 30, 2000.